UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2014

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-1485933	26-3552213

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza,

No. 91 Jianguo Road, Chaoyang District, Beijing,

People’s Republic of China 100022

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10 85712518

_____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On April 14, 2014, Trunkbow International Holdings Limited (the “Company”), completed its merger (the “Merger”) with Trunkbow International Merger Sub Limited (“Merger Sub”), a Nevada corporation and a wholly owned subsidiary of Trunkbow Merger Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated December 10, 2013 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. As a result of the Merger, the Company becomes a wholly owned subsidiary of Parent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 5.01 below is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2014, in connection with the completion of the transactions contemplated by the Merger Agreement, including the Merger, the Company notified NASDAQ Stock Market LLC (the “NASDAQ”) of its intent to remove the shares of Company common stock from listing and requested the filing of a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) in order to delist and deregister the shares of Company common stock. The Company will file with the SEC a Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the shares of Company common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each share of Company common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive US$1.46 in cash without interest, except for the shares of Company common stock (i) held by the Company as treasury stock or (ii) owned directly or indirectly by Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the Effective Time, including each share of Company common stock contributed to Parent by Dr. Wanchun Hou and Mr. Qiang Li (collectively, the “Rollover Shares”) in accordance with a contribution agreement entered into by Parent, Dr. Wanchu Hou and Mr. Qiang Li, which were cancelled without receiving any consideration.

Item 5.01 Changes in Control of Registrant.

The information contained in the Introductory Note and Item 5.02 below is incorporated herein by reference.

On April 14, 2014, Parent consummated the acquisition of 100% of the outstanding shares of Company common stock through the Merger. The Company is the surviving corporation in the Merger and is a wholly owned subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately US$53.74 million. The consideration was funded through a combination of (i) the contribution of 16,156,983 Rollover Shares (valued at approximately US$23.59 million based on the merger consideration) and (ii) the equity financing of US$30.15 million provided by Dr. Wanchu Hou and Mr. Qiang Li.

The description of the Merger or the Merger Agreement contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to a Current Report on Form 8-K filed with SEC on December 10, 2013 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of April 14, 2014, Dr. Kokhui Tan, Dr. Tingjie Lv, Mr. Zhaoxing Huang, Mr. Jihong Bao, Mr. Xin Wang, Mr. Regis Kwong, Ms. Iris Geng and Mr. Dong Li resigned as members of the board of directors of the Company. As of the Effective Time, Dr. Wanchun Hou and Mr. Qiang Li remain as the directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Articles of Incorporation and Bylaws were amended, effective April 14, 2014. Copies of the Company’s Amended Articles of Incorporation and Bylaws are attached as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On April 14, 2014, the Company issued a press release announcing the completion of the Merger. A copy of that press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Amended Articles of Incorporation of the Company, adopted April 14, 2014.

3.2	Amended Bylaws of the Company, adopted April 14, 2014.

99.1	Press release, dated April 14, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Yuanjun Ye
	Name:	Yuanjun Ye
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
3.1	Amended Articles of Incorporation of the Company, adopted April 14, 2014.

3.2	Amended Bylaws of the Company, adopted April 14, 2014.

99.1	Press release, dated April 14, 2014.

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